ALLIANCEBERNSTEIN TRUST
ALLIANCEBERNSTEIN VALUE FUND


FORMER POLICIES				CURRENT POLICIES

Investment Objective:

Fundamental:				Non-fundamental:
Long-term growth of capital.		Long-term growth of capital.

Fundamental Investment Policies:

The Fund may not make loans except	The Fund may not make loans except
through (a) the purchase of debt	through (i) the purchase of debt
obligations in accordance with		obligations in accordance with its
its investment objective and		investment objectives and policies;
policies; (b) the lending of		(ii) the lending of portfolio
portfolio securities; or (c) the	securities; (iii) the use of
use of repurchase agreements.		repurchase agreements; or (iv) the
					making of loans to affiliated funds
					as permitted under the 1940 Act,
					the rules and regulations thereunder
					(as such statutes, rule or
					regulations may be amended from time
					to time), or by guidance regarding,
					and interpretations of, or exemptive
					orders under, the 1940 Act.

The Fund may not borrow money or	The Fund may not issue any senior
issue senior securities except to	security (as that term is defined in
the extent permitted by the 1940	the 1940 Act) or borrow money,
Act.					except to the extent permitted by
					the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or
					by guidance regarding, or
					interpretations of, or exemptive
					orders under, the 1940 Act or the
					rules or regulations thereunder
					published by appropriate regulatory
					authorities.
					For the purposes of this restriction,
					margin and collateral arrangements,
					including, for example, with respect
					to permitted borrowings, options,
					futures contracts, options on futures
					contracts and other derivatives such
					as swaps are not deemed to involve
					the issuance of a senior security.

The Fund may not pledge,		Policy eliminated.
hypothecate, mortgage or otherwise
encumber its assets, except to
secure permitted borrowings.

The Fund may not invest in		Policy eliminated.
companies for the purpose of
exercising control.

The Fund may not purchase or sell	The Fund may not purchase or sell
real estate, except that it may		real estate except that it may
purchase and sell securities of		dispose of real estate acquired
companies which deal in real		as a result of the ownership of
estate or interests therein and		securities or other instruments.
securities that are secured by		This restriction does not prohibit
real estate, provided such		the Fund from investing in securities
securities are securities of the	or other instruments backed by real
type in which the Fund may invest.	estate or in securities of companies
					engaged in the real estate business

The Fund may not purchase or sell	The Fund may not purchase or sell
commodities or commodity contracts,	commodities regulated by the
including futures contracts (except	 Commodity Futures Trading Commission
foreign currencies, futures on		under the Commodity Exchange Act or
securities, currencies and		commodities contracts except for
securities indices and forward		futures contracts and options on
contracts or contracts for the		futures contracts.
future acquisition or delivery of
securities and foreign currencies
and other similar contracts and
options on the foregoing).

Related non-fundamental policy:		Related non-fundamental policy
The Fund will not enter into any	eliminated.
futures contracts or options on
futures contracts if immediately
thereafter the market values of
the outstanding futures contracts
of the Fund and the currencies
and futures contracts subject to
outstanding options written by the
Fund would exceed 50% of its total
assets.

The Fund may not act as an		The Fund may not act as an
underwriter of securities, except	underwriter of securities of other
that the Fund may acquire		issuers, except that the Fund may
restricted securities under		acquire restricted securities under
circumstances in which, if such		circumstances in which, if such
securities were sold, that Fund		securities were sold, the Fund might
might be deemed to be an underwriter	be deemed to be an underwriter for
for purposes of the Securities Act.	purposes of the Securities Act of
					1933, as amended (the Securities
					Act).

The Fund may not concentrate more	The Fund may not concentrate
than 25% of its assets in any		investments in any industry, as
particular industry or group of		concentration may be defined
industries.				under the 1940 Act or the
					rules and regulations thereunder
					(as such statute, rules or
					regulations may be amended from
					time to time) or by guidance
					regarding, interpretations of,
					or exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder published
					by appropriate regulatory
					authorities.

Non-Fundamental Investment Policies:	The Fund may lend portfolio
The Fund may make secured loans of	securities to the extent permitted
portfolio securities of up to 30% of	under the 1940 Act or the rules and
its total assets.			regulations thereunder (as such
					statute, rules or regulations may
					be amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act.

The Fund is diversified and, under	Non-fundamental policy eliminated.
the Investment Company Act of 1940,
the Fund may not change this		New fundamental policy:
policy without a shareholder vote.	The Fund is diversified.

The Fund may invest up to 20% of	The Fund may invest in convertible
its total assets in convertible		securities.
securities.

The Fund may invest up to 15% of	The Fund will limit its investment
its net assets in illiquid		in illiquid securities to no
securities.				more than 15% of net assets or such
					other amount permitted by guidance
					regarding the 1940 Act.

The Fund may invest up to 15% of	The Fund may invest in securities
its total assets in securities		issued by non-U.S. companies.
issued by non-U.S. companies.

The Fund may invest up to 10% of	The Fund may invest in rights or
its total assets in rights or		warrants.
warrants.

The Fund may make short sales of	The Fund may make short sales of
securities or maintain a short		securities or maintain a short
position but only if at all times	position.
when a short position is open not
more than 33% of the Funds net
assets is held as collateral for
such sales.

					The Fund may not purchase securities
					on margin, except (i) as otherwise
					provided under rules adopted by the
					SEC under the 1940 Act or by guidance
					regarding the 1940 Act, or
					interpretations thereof, and (ii)
					that the Fund may obtain such
					short-term credits as are necessary
					for the clearance of portfolio
					transactions, and the Fund may make
					margin payments in connection with
					futures contracts, options, forward
					contracts, swaps, caps, floors,
					collars and other financial
					instruments.

					The Fund may invest in the
					securities of other investment
					companies, including exchange-traded
					funds, to the extent permitted under
					the 1940 Act or the rules and
					regulations thereunder (as such
					statute, rules or regulations may be
					amended from time to time) or by
					guidance regarding, interpretations
					of, or exemptive orders under, the
					1940 Act or the rules or regulations
					thereunder published by appropriate
					regulatory authorities.